Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	Chief Executive Officer	Executive Vice President and
	(972) 364-8111	Chief Financial Officer
(972) 364-8217

CONCENTRA ANNOUNCES APPEARANCE AT THE BANC OF AMERICA

SECURITIES 34TH ANNUAL INVESTMENT CONFERENCE

ADDISON, Texas, September 13, 2004 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced that Daniel J. Thomas, CEO of Concentra, and Thomas E. Kiraly, CFO, are scheduled to make a presentation at the Banc of America Securities 34th Annual Investment Conference on September 20, 2004, in San Francisco.

Concentra’s presentation is scheduled to begin at 1:30 p.m. Pacific Daylight Time (4:30 p.m. Eastern). Investors, analysts and the general public are invited to listen to this presentation and the subsequent question and answer session free over the Internet and to access the presentation slides via Concentra’s web site at www.concentra.com. To listen to this presentation live on the Internet, visit Concentra’s web site at least 15 minutes prior to the presentation to download and install any necessary audio software. A webcast replay will be available via the same link on the Concentra home page and will remain accessible through October 8, 2004.

Anyone listening to the Company’s presentation is encouraged to read Concentra’s 2003 Annual Report on Form 10-K and 2004 Second Quarter Form 10-Q, filed with the Securities and Exchange Commission, for a discussion of Concentra’s historical results of operations and financial condition.

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and repricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to over 123,000 employer locations and 3,500 insurance companies, health plans and third party administrators nationwide.

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